Exhibit 10.9

MAGNOLIA OIL & GAS CORPORATION

LONG TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended from time to time (the “Plan”), Magnolia Oil & Gas Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (“RSUs”) set forth below in this Restricted Stock Unit Grant Notice (this “Grant Notice”). This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), the Plan attached hereto as Exhibit B and the Initial Grant Settlement Election Form, attached as Exhibit C (the “Settlement Election Form”), each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Date of Grant:

Total Number of Restricted Stock Units:

Vesting Commencement Date:	(“Vesting Commencement Date”)

Vesting Schedule:	Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest on the first anniversary of the Vesting Commencement Date so long as you remain a director or service provider to the Company or an Affiliate, as applicable, from the Date of Grant through the vesting date. In the event that in connection with or following a Change in Control, you no longer serve as a director or a service provider to the Company, the RSUs will vest upon such termination. Notwithstanding the foregoing, in accordance with of Section 7(b) the Plan, you may elect to defer settlement of the RSUs until you are no longer a director or service provider to the Company or an Affiliate or a Change in Control. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

Settlement Event	Stock will become issuable and Dividend Equivalents payable on the date elected by you on a timely submitted Settlement Election Form or, if no such form is timely submitted by you, then on the date of vesting of the Restricted Stock Units (such date or event, a “Settlement Event”). Absent a provision in the Agreement or the Plan to the contrary, Stock and Dividend Equivalents with respect to vested Restricted Stock Units will be delivered to you no later than 60 days following the applicable Settlement Event.

By clicking to accept, you agree to be bound by the terms and conditions of the Agreement, the Plan and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.

You acknowledge and agree that clicking to accept this Award constitutes your electronic signature and is intended to have the same force and effect as your manual signature.

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

MAGNOLIA OIL & GAS CORPORATION

By:
Title:
Name:

Signature Page

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) by and between Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and [                ] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in such notice, this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company.

2. Vesting of RSUs.

(a) The RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distributions with respect to the RSUs.

(b) Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 2 and any written agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, the terms of such agreement shall control.

3. Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of the number of shares of Stock related to the portion of the Participant’s RSUs that have not been settled as of such record date, such payment to be made on or within 60 days following the date on which such RSUs vest in accordance with Section 2. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

4. Settlement of RSUs. No shares of Stock shall be issued to the Participant prior to the Settlement Event, as set forth in the Notice of Grant. After the Settlement Event, but in no event later than 60 days after such Settlement Event, the Company shall cause to be issued to the Participant Stock registered in the Participant’s name in payment of such vested Restricted Stock Units upon receipt by the Company of any required tax withholding. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. In the event the Participant would otherwise become vested in a fractional portion of an RSU (a “Fractional RSU”) based on the vesting terms set forth in Section 2, the Fractional RSU shall instead remain unvested until the final vesting date provided in the Grant Notice; provided, however, that if the Participant would otherwise vest in a subsequent Fractional RSU prior to the final vesting date for the RSUs and such Fractional RSU taken together with a previous Fractional RSU that remained unvested would equal a whole RSU, then such Fractional RSUs shall vest to the extent they equal a whole RSU. Upon the final vesting date, the value of any remaining Fractional RSUs shall be rounded up to the nearest whole RSU. The value of shares of Stock shall not bear any interest owing to the passage of time.

5. Non-Transferability. None of the RSUs, the Dividend Equivalents or any interest or right therein may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect against the Company and its Affiliates, except to the extent that such disposition is expressly permitted by the preceding sentence.

6. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued, (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or (c) the Company has attained from any regulatory body having jurisdiction the requisite authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance.

7. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

8. Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.

9. No Right of Continued Board Service or to Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued service with the Board or the board of directors of any Affiliates. Nothing in the Plan or in this Agreement shall affect any right which the Company or any of its Affiliates may have to terminate the Board service of the Participant. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.

10. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

11. Entire Agreement; Amendment. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any service, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.

14. Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

15. Severability. If a court of competent jurisdiction determines that any provision of this Agreement (or any portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

16. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to comply with or be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. The Participant’s service shall terminate on the date that he or she experiences a “separation from service” as defined under the Nonqualified Deferred Compensation Rules.

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EXHIBIT B

MAGNOLIA OIL & GAS CORPORATION LONG TERM INCENTIVE PLAN

[SEE ATTACHED]

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EXHIBIT C

MAGNOLIA OIL & GAS CORPORATION

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT

INITIAL GRANT SETTLEMENT ELECTION FORM

Please complete this Initial Grant Settlement Election Form (this “Form”) and return a signed copy to [Name] ([E-mail]). Any capitalized terms used but not defined in this Form shall have the meaning set forth in the Magnolia Oil & Gas Corporation Long Term Incentive Plan (the “Plan”), the Restricted Stock Unit Agreement (the “Agreement”), or the applicable Grant Notice (the “Grant Notice”).

Name: [Grantee Name]

NOTE: This Form relates to your award of Restricted Stock Units (the “Award”). You are eligible to participate in the non-qualified deferred compensation plan (within the meaning of the Nonqualified Deferred Compensation Rules) pursuant to which you may defer the settlement of Restricted Stock Units. If you wish to defer the settlement of the entire Award, you must return this Form no later than [                ]. If you do not wish to make a deferral election, no action is required on your part and the Award will be settled at the time specified in your Agreement and Grant Notice.

1. Settlement of Restricted Stock Units

Irrespective of your election below, the Restricted Stock Units will continue to be subject to the terms of the Plan, the Agreement, and the Grant Notice for the Award in addition to this Form. In order to defer the settlement of the Award you must sign this form and return it to Magnolia Oil & Gas Corporation (the “Company”).

Recognizing that such election is contingent in all respects upon the prior vesting of the Award, I hereby irrevocably elect to receive the Stock and any Dividend Equivalents issuable pursuant to the Award upon the earliest to occur of (i) a Change in Control (as defined in the Plan) or (ii) my “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules (as defined in the Plan and subject to any limitations described in my Grant Notice or Agreement)

2. Signature

I understand that my right to settlement of the Stock and Dividend Equivalents pursuant to the Agreement and Grant Notice is subject to the rights of the creditors of the Company in the event of the Company’s insolvency. I further understand that this Form will be effective upon the Date of Grant of the Award and, once effective, shall be irrevocable.

By executing this Form, I hereby acknowledge my understanding of and agreement with the terms and provisions set forth in this Form, the Plan, the Agreement, and the Grant Notice.

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DIRECTOR
[Grantee Name]

Date:

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